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                                                            EXHIBIT 23.3(a)


                          CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
MISSCO Corporation:

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Form S-1 on Form S-3 registration statement of U.S. Office Products Company of our report dated June 30, 1995 with respect to the balance sheets of MISSCO Corporation -- Commercial Division as of March 31, 1994 and 1995 and the related statements of operations, divisional equity (deficit) and cash flows for the year then ended June 30, 1993, the nine-month period ended March 31, 1994 and the year then ended March 31, 1995, which appears in Amendment No. 1 to the registration statement Form S-4 (File No. 333-1928) of U.S. Office Products Company dated March 28, 1996, and to the reference to our firm under the heading "Experts" in the prospectus.



Jackson, Mississippi                        /s/ KPMG Peat Marwick LLP
September 24, 1996                          KPMG Peat Marwick LLP